EXHIBIT 23.1

                 [Arthur Andersen LLP Letterhead]



             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 28, 1998 incorporated by reference in Johnstown America Industries, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP




Chicago, Illinois
August 28, 1998